FOR IMMEDIATE RELEASE

CONTACTS:  Alanco Investor Relations
           (480) 607-1010
           www.alanco.com

             Alanco's StarTrak Announces Hazmat Tank Car Monitoring
                    Contract With Major Petrochemical Company
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   Initial 70-System Pilot Deployment Targets Customer's 2,500 Tank Car Fleet

(Scottsdale, AZ - December 8, 2008) - Alanco Technologies, Inc. (NASDAQ: ALAN) announced today that its StarTrak Systems subsidiary has been awarded a pilot contract to provide wireless monitoring systems for the rail tank car fleet of a major petrochemical company. The initial contract calls for year-end delivery of 70 systems, with additional fleet deployment expected to commence early in 2009. Total North America fleet deployment for this customer would require approximately 2,500 StarTrak monitoring systems valued in excess of $3,000,000, with monitoring data service revenues in the range of $1,000,000 annually.

StarTrak's solar-powered, dual mode satellite/cellular-based monitoring system with an advanced on-board sensor array will provide operational and environmental status data for rail tank cars containing hazardous materials. Monitored events will include real-time notifications of all rail car movements, load/unload activity, and hazardous materials emissions. StarTrak's monitoring system data will be integrated with company bill of lading information, providing for constant real-time tracking of delivery status via wireless communications.

Tim Slifkin, President of StarTrak, commented, "StarTrak has a long, successful history of providing advanced telematics solutions to the railroad industry via our large and rapidly growing refrigerated rail car monitoring business. This tank car program will accelerate our penetration of the hazmat rail monitoring market, which comprises over 180,000 tank cars in North America."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and two-way control services to the refrigerated or "Reefer" segment of the transportation marketplace, including refrigerated trailers, trucks, railcars, and containers. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. Additional information is available at www.StarTrak.com.
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Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out. The technology is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, Virginia, Indiana, and Minnesota and is being installed in Sacramento County, Australia, and the Washington, D.C. jail. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel Meridian Data, Inc. (EMD), which specializes in providing unique data storage, backup and disaster recovery solutions. EMD Storage product lines include: direct attached storage (DAS), network attached storage (NAS) and storage area network (SAN) solutions for any size business. In addition, EMD features partnerships with: EqualLogic, VMware, Microsoft, DoubleTake and other industry leading hardware and software solution providers. For more information visit: www.emdstorage.com

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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